SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  November 14, 2003
                                                 -------------------


                              PEOPLES BANCORP INC.
            --------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                     0-16772
                            ------------------------
                             Commission File Number


                      Ohio                                 31-0987416
 ---------------------------------------------    -----------------------------
 (State or other jurisdiction of incorporation)   (I.R.S. Employer
                                                   Identification Number)


                 138 Putnam Street
                   P.O. Box 738,
                   Marietta, Ohio                      45750
     ----------------------------------------       ------------
      (Address of principal executive office)        (Zip Code)


Registrant's telephone number, including area code: (740) 373-3155
                                                    --------------

                                 Not applicable
         ---------------------------------------------------------------
          (Former name or former address, if changed since last report)


                           Index to Exhibits on Page 3

Item 5.  Other Events and Regulation FD Disclosure
         On October 15, 2003, Peoples Bancorp Inc. ("Peoples") issued a news release announcing earnings for the quarter ended September 30, 2003 (the "Third Quarter Earnings Release"). This news release was included as Exhibit 99 to Peoples' Current Report on Form 8-K filed on October 16, 2003.

         The consolidated balance sheets, consolidated statements of income and selected financial information contained in the Third Quarter Earnings Release reflected Peoples' July 1, 2003, adoption of the reporting requirements of Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"). This adoption resulted in Peoples reclassifying its Trust Preferred Securities from the mezzanine section of the balance sheet, presented as "Guaranteed preferred beneficial interest in junior subordinated debentures", to liabilities, presented as "Mandatorily redeemable capital securities of subsidiary trusts". In addition, Peoples began recognizing the related expense within the statement of income as interest expense in the third quarter of 2003, versus non-interest expense. Prior periods were not restated within the Third Quarter Earnings Release as SFAS 150 permitted only prospective application.

         On November 7, 2003, the Financial Accounting Standards Board issued Staff Position No. 150-3 which deferred for an indefinite period the application of the measurement and recognition guidance in SFAS 150 for mandatory redeemable noncontrolling interests that are classified as equity in the financial statements of the subsidiary but would be classified as a liability in the parent's financial statements under SFAS 150 because the subsidiary has a limited life (i.e. trust preferred securities). As a result, Peoples reverted to the mezzanine presentation for its Trust Preferred Securities and recognized the related expense as non-interest expense in the financial statements for the quarter ended September 30, 2003. This change was reflected in the consolidated balance sheets, consolidated statements of income and selected financial information contained in Peoples' Quarterly Report on Form 10-Q filed on November 13, 2003.

         The deferral of SFAS 150 had no impact to Peoples' results of operations for the three and nine months ended September 30, 2003, as the change was limited solely to the categorization of items on the balance sheet and statement of income. The following table details the changes due to reflect Staff Position No. 150-3:



                                                       Three Months Ended             Nine Months Ended
                                                       September 30, 2003            September 30, 2003
                                                    Per News          Per           Per News       Per
(in $000's)                                          Release         Form 10-Q       Release     Form 10-Q
Non-interest income leverage ratio (a)                 53.36%        50.24%            47.08%         46.14%
Efficiency ratio (b)                                   48.35%        49.85%            50.70%         51.20%
Net interest margin (fully tax equivalent)              3.58%         3.72%             3.69%          3.74%
Interest Expense                                   $   9,465     $   8,880         $  27,930      $  27,345
Net interest income                                   14,085        14,670            41,889         42,474
Net interest income after provision for
    loan losses                                       13,165        13,750            39,203         39,788
Trust Preferred expense (c)                                -           606             1,169          1,819
Professional fees (c)                                    458           436             1,442          1,377
Total non-interest expense                             9,999        10,584            29,744         30,329


(a) Non-interest income (less securities and asset disposal gains/losses) as a percentage of non-interest expense (less intangible amortization).
(b) Non-interest expense (less intangible amortization) as a percentage of fully tax equivalent net interest income plus non-interest income.
(c) Amortization expense of capitalized Trust Preferred issuance costs was classified as professional fees for the Third Quarter Earnings Release due to SFAS 150. This expense was reclassified to Trust Preferred expense for the September 30, 2003, Form 10-Q to conform to pre-SFAS 150 presentation due to Staff Position 150-3.



                                                                                  September 30, 2003
                                                                                  Per News       Per
(in $000's)                                                                        Release    Form 10-Q

Mandatorily redeemable capital securities of subsidiary trust                  $    29,155   $         -
Total Liabilities                                                                1,597,394     1,568,239
Guaranteed preferred beneficial interests in junior subordinated debentures              -        29,155


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



DATE:  November 14, 2003          PEOPLES BANCORP INC.
                                  -------------------------------------
                                  Registrant



                         By: /s/  ROBERT E. EVANS
                                  -------------------------------------
                                  Robert E. Evans
                                  President and Chief Executive Officer



                                INDEX TO EXHIBITS


            EXHIBIT NUMBER        DESCRIPTION        EXHIBIT LOCATION
         ------------------     --------------      ------------------
            Not applicable